LAZARD RETIREMENT SERIES, INC.

                             ARTICLES SUPPLEMENTARY

      LAZARD RETIREMENT SERIES, INC., a Maryland corporation having its principal office in the State of Maryland at 300 East Lombard Street, Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: The fifty million (50,000,000) unissued shares of Service Shares Common Stock and fifty million (50,000,000) unissued shares of Investor Shares Common Stock of Lazard Retirement Strategic Yield Portfolio, $0.001 par value per share, with an aggregate par value of one hundred thousand dollars ($100,000), that the Corporation has authority to issue are hereby reclassified as fifty million (50,000,000) unissued shares of Service Shares Common Stock and fifty million (50,000,000) unissued shares of Investor Shares Common Stock of Lazard Retirement U.S. Small Cap Equity Growth Portfolio (the "Portfolio").

      SECOND: The Service Shares Common Stock and Investor Shares Common Stock of the Portfolio shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in Article FIFTH of the Corporation's Charter and shall be subject to all provisions of the Corporation's Charter relating to stock of the Corporation generally, and to the following:

      (1) As more fully set forth hereinafter, the assets and liabilities and the income and expenses of the Service Shares and Investor Shares Common Stock of the Corporation shall be determined separately from each other and, accordingly, the net asset value, dividends and distributions payable to holders, and amounts distributable in the event of liquidation of the Corporation to holders of shares of the Corporation's stock may vary from class to class. Except for these differences, and certain other differences hereinafter set forth, each class of the Corporation's stock shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption.

      (2) Assets of the Corporation attributable to the Service Shares Common Stock and to the Investor Shares Common Stock of each Portfolio shall be invested in the same respective Portfolio.

      (3) Proceeds from the redemption of a share of Service Shares Common Stock or Investor Shares Common Stock of a Portfolio, including fractional shares, shall be reduced by the amount of any redemption fee, liquidation fee or other amount payable on such redemption as may be approved by the Board of Directors of the Corporation and reflected in the Registration Statement from time to time.

      (4) The dividends and distributions of investment income and capital gains with respect to each class of stock of the Corporation shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary between each class of stock of the Corporation to reflect differing allocations of the expenses of the Corporation among the classes and any resultant differences between the net asset values per share of the classes, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income, realized and unrealized capital gains and losses, and expenses and liabilities of the Corporation among the classes shall be determined by the Board of Directors in a manner that is consistent with applicable law.

      (5) Except as may otherwise be required by law, the holders of each class of stock of the Corporation shall have (i) exclusive voting rights with respect to any matter submitted to a vote of stockholders that affects only holders of that particular class and (ii) no voting rights with respect to any matter submitted to a vote of stockholders that does not affect holders of that particular class.

      THIRD: As hereby reclassified, the total number of shares of stock that the Corporation has authority to issue is one billion (1,000,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($0.001) per share, having an aggregate par value of one million dollars ($1,000,000), classified as follows:

PORTFOLIO
                                                                        SHARES
                                                                      AUTHORIZED

LAZARD RETIREMENT EQUITY PORTFOLIO
       Service Shares Common Stock                                    50,000,000
       Investor Shares Common Stock                                   50,000,000

LAZARD RETIREMENT U.S. EQUITY VALUE PORTFOLIO
       Service Shares Common Stock                                    50,000,000
       Investor Shares Common Stock                                   50,000,000

LAZARD RETIREMENT U.S. STRATEGIC EQUITY PORTFOLIO
       Service Shares Common Stock                                    50,000,000
       Investor Shares Common Stock                                   50,000,000

LAZARD RETIREMENT SMALL CAP PORTFOLIO
       Service Shares Common Stock                                    50,000,000
       Investor Shares Common Stock                                   50,000,000

LAZARD RETIREMENT U.S. SMALL CAP EQUITY GROWTH PORTFOLIO
       Service Shares Common Stock                                    50,000,000
       Investor Shares Common Stock                                   50,000,000

LAZARD RETIREMENT INTERNATIONAL EQUITY PORTFOLIO
       Service Shares Common Stock                                    50,000,000
       Investor Shares Common Stock                                   50,000,000

LAZARD RETIREMENT INTERNATIONAL EQUITY SELECT PORTFOLIO
       Service Shares Common Stock                                    50,000,000
       Investor Shares Common Stock                                   50,000,000

LAZARD RETIREMENT INTERNATIONAL STRATEGIC EQUITY PORTFOLIO
       Service Shares Common Stock                                    50,000,000
       Investor Shares Common Stock                                   50,000,000

LAZARD RETIREMENT INTERNATIONAL SMALL CAP PORTFOLIO
       Service Shares Common Stock                                    50,000,000
       Investor Shares Common Stock                                   50,000,000

LAZARD RETIREMENT EMERGING MARKETS PORTFOLIO
       Service Shares Common Stock                                    50,000,000
       Investor Shares Common Stock                                   50,000,000
                                                                   -------------

TOTAL                                                              1,000,000,000

      FOURTH: The Board of Directors of the Corporation has reclassified the unissued shares of the Corporation as provided herein pursuant to authority provided in the Corporation's Charter.

      FIFTH: These Articles Supplementary do not increase the total number of authorized shares of the Corporation nor the aggregate par value thereof.

      The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts with respect to authorization and approval set forth in these Articles Supplementary are true in all material respects and that this statement is made under penalties of perjury.

      IN WITNESS WHEREOF, Lazard Retirement Series, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary as of February 13, 2006.

                                              LAZARD RETIREMENT SERIES, INC.


                                              By: /s/ Nathan A. Paul
                                                  ------------------------------
                                                  Nathan A. Paul
                                                  Vice President

Witness:

/s/ David A. Kurzweil
-------------------------
David A. Kurzweil
Assistant Secretary